UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 15, 2010

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Registrant)

DB G10 CURRENCY HARVEST MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB G10 Currency Harvest Fund – Delaware DB G10 Currency Harvest Master Fund – Delaware	16-6562496 (Fund) 16-1756876 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-33020 001-33021
(Commission File Number(s))

(212) 250-5883
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Common units of beneficial interest (the “Shares”) of PowerShares DB G10 Currency Harvest Fund (the “Fund”) are offered on a continuous basis under Rule 415 of the Securities Act of 1933, and when all registered Shares have been sold or are unavailable, additional Shares are registered in subsequent registration statements.

As stated in its currently effective prospectus, the Fund creates and redeems Shares in blocks of 200,000 Shares called Creation Baskets and Redemption Baskets, respectively. Only Authorized Participants may purchase or redeem Creation Baskets or Redemption Baskets. Because the registered Shares are unavailable for issuance, DB Commodity Services LLC, the managing owner of the Fund (“DBCS”), has temporarily suspended the ability of the Authorized Participants to purchase new Creation Baskets until such time as a new registration statement for additional Shares has been declared effective by the SEC, and the National Futures Association has determined that its comments, if any, on such registration statement (Disclosure Document) have been adequately addressed. The Fund will issue a subsequent Current Report on Form 8-K to announce the effectiveness of such new registration statement and its ability to resume offering Creation Baskets to its Authorized Participants. The ability of Authorized Participants to redeem Redemption Baskets is not affected.

Despite the disruption in the ability of Authorized Participants to purchase additional Creation Baskets, DBCS believes that Authorized Participants and other groups that make a market in Shares of the Fund will continue to actively trade the Shares. However, DBCS believes that in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the Shares. Specifically, these market participants may increase the spread between the prices that they quote for offers to buy and sell Shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell Shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of Shares on which quotes may be available, could increase the trading costs to investors in the Fund compared to the quotes and the number of Shares on which bids and offers are made if the Authorized Participants were still able to freely create new Creation Baskets. DBCS believes that any potential impact to the market in Shares of the Fund that could occur from the Authorized Participants’ inability to create new Creation Baskets will not extend beyond the time when additional Shares would be registered and available for distribution. If a lengthy period of time were to elapse before new Shares were declared effective and there was continued demand for Shares, DBCS believes that the impact on the spread between bid and ask prices might widen even further. In addition, there could be a significant variation between the market price at which Shares are traded and the Shares’ net asset value, which is also the price at which Shares can be redeemed by Authorized Participants in Redemption Baskets.

Any forward-looking statements in this Current Report are based on expectations of DBCS at this time. Whether or not actual results and developments will conform to DBCS’ expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the Fund’s prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The Fund and DBCS undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Alex Depetris

Name: Alex Depetris
Title: Vice President

By:	/s/ Michael Gilligan

Name: Michael Gilligan
Title: Principal Financial Officer

DB G10 Currency Harvest Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Alex Depetris

Name: Alex Depetris
Title: Vice President

By:	/s/ Michael Gilligan

Name: Michael Gilligan
Title: Principal Financial Officer

Date: November 15, 2010